Exhibit 10.2

Kemper Corporation 2011 Omnibus Equity Plan

NON-EMPLOYEE DIRECTOR

DEFERRED STOCK UNIT AWARD AGREEMENT

This DEFERRED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made as of this ______ day of _________ (“Grant Date”), between KEMPER CORPORATION, a Delaware corporation (the “Company”), and ________________ (the “Award Holder”) for an award consisting of the grant of an aggregate of ________________ deferred stock units (the “Deferred Stock Units”), each Deferred Stock Unit representing the right to receive one share of the Common Stock of the Company (“Common Stock”) on the terms and conditions hereinafter set forth.

SIGNATURES

As of the date set forth above, the parties have executed this Agreement:

KEMPER CORPORATION             AWARD HOLDER

By: _____________________ _______________________
«Authorized Officer»                «Name»

By his or her signature below, the spouse of the Award Holder agrees to be bound by all of the terms and conditions of this Deferred Stock Unit Award Agreement.

_________________________

_________________________
[Name]

As of 5/1/13

Exhibit 10.2

RECITALS

A.    The Board of Directors and Shareholders of the Company have adopted the 2011 Omnibus Equity Plan (the “Plan”), to be administered by the Compensation Committee of the Company's Board of Directors (the “Committee”).

B.    The Plan provides, among other things, for grants of awards to non-employee directors of the Company, of the type, in the amounts and subject to such terms as shall be determined from time to time by the Board of Directors after considering any recommendation by the Committee.

C.    This Agreement sets forth the terms of awards that may be granted to non-employee directors of the Company as determined by the Board of Directors from time to time in the form of Deferred Stock Units.

D.    Terms used herein and not otherwise defined shall have the meanings given to such terms in the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Grant.

The Company hereby grants the Deferred Stock Units to the Award Holder, subject to the terms set forth in this Agreement. The Deferred Stock Units granted pursuant to this Award shall not entitle the Award Holder to any rights of a shareholder of Common Stock.

2.    Vesting. The Deferred Stock Units shall be fully vested as of the date of this Agreement. No shares of Common Stock shall be issued to the Award Holder in settlement of Deferred Stock Units prior to the time specified in Section 3.

3.    Conversion of Deferred Stock Units; Issuance of Common Stock. Except as otherwise provided in Sections 6 and 7, upon the date (“Departure Date”) of the Award Holder's departure from the Company's Board of Directors for any reason that is considered a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986 and its accompanying regulations (“Code Section 409A”) the Company shall promptly cause to be issued shares of Common Stock in book-entry form, registered in the Award Holder's name (or in the name of the Award Holder's Representative, as the case may be), in payment of whole Deferred Stock Units. Except as otherwise provided in Section 7, in no event shall the date that Common Stock is issued to the Award Holder (“Settlement Date”) occur later than ninety (90) days following the Award Holder's Departure Date).

4.     Dividend Equivalents. If a cash dividend is declared and paid by the Company with respect to the Common Stock, the Award Holder shall be entitled to

As of 5/1/13

Exhibit 10.2

receive a cash payment equal to the total cash dividend the Award Holder would have received had the Award Holder's Deferred Stock Units been actual shares of Common Stock. The cash payment shall be made on the date that the dividends are payable to holders of Common Stock (the “Dividend Payment Date”).  The rules of Treas. Reg. § 1.409A-3(d) shall be applied in determining whether a cash payment is made on the Dividend Payment Date.

5.    Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price of a share of Common Stock, as reported by the New York Stock Exchange (or such other exchange on which the shares of Common Stock are primarily traded) for the Grant Date, Vesting Date, Settlement Date or dividend payment date, as applicable, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

6.    Code Section 409A. The Company intends that the award hereunder shall comply with Code Section 409A. If the Award Holder is a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by the Company) as of the Departure Date and subject to Code Section 409A(a)(2)(B)(i), payment shall be made on the first day following the six (6) month anniversary of the Award Holder's Departure Date (or, if earlier than the end of the six (6) month period, the date of the Award Holder's death). In no event shall the Company and/or its affiliates be liable for any tax, interest or penalties that may be imposed on the Award Holder (or the Award Holder's estate) under Code Section 409A.

7.    Shares to be Issued in Compliance with Federal Securities Laws and Other Rules. No shares issuable in settlement of the Deferred Stock Units shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the New York Stock Exchange (or such other exchange(s) or market(s) on which shares of the same class are then listed) and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made. By signing this Agreement, the Award Holder represents and warrants that none of the shares to be acquired in settlement of the Deferred Stock Units will be acquired with a view towards any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, or any applicable “blue sky” laws, and that the Award Holder hereby agrees to indemnify the Company in the event of any violation by the Award Holder of such Act, rules, regulations or laws. The Company will use its best efforts to complete all actions necessary for such compliance so that settlement can occur within the period specified in Section 3; provided that if the

As of 5/1/13

Exhibit 10.2

Company reasonably anticipates that settlement within such period will cause a violation of applicable law, settlement may be delayed provided that settlement occurs at the earliest date at which the Company reasonably anticipates that such settlement will not cause a violation of applicable law, all in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii).

8.    Transferability. The Deferred Stock Units and all other rights and privileges granted hereby shall not be transferred, assigned, pledged or otherwise encumbered in any way, whether by operation of the law or otherwise except by will or the laws of descent and distribution. Without limiting the generality of the preceding sentence, no rights or privileges granted hereby may be assigned or otherwise transferred to the spouse or former spouse of the Award Holder pursuant to any divorce proceedings, settlement or judgment. Upon any attempt so to transfer, assign, pledge, encumber or otherwise dispose of the Deferred Stock Units or any other rights or privileges granted hereby contrary to the provisions hereof, the Deferred Stock Units and all other rights and privileges contained herein shall immediately become null and void and of no further force or effect.

9.    Certain Adjustments and Change in Control.

(a) The provisions of Articles 4.4 and 19.2 of the Plan relating to certain adjustments in the case of stock splits, reorganizations, equity restructurings and similar matters described therein are hereby incorporated in and made a part of this Agreement. Any such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

(b) The Deferred Stock Units may be subject to termination or early vesting in connection with a Change in Control in accordance with the provisions of Article 18.3 of the Plan.

10.    Participation by the Award Holder in Other Company Plans. Nothing herein contained shall affect the right of the Award Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other welfare plan or program of the Company or of any subsidiary of the Company in which non-employee directors of the Company are otherwise eligible to participate.

11.    No Rights as a Stockholder Until Issuance of Shares. Except as otherwise provided in Section 4, neither the Award Holder nor any Representative of the Award Holder shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable in settlement of the Deferred Stock Units unless and until such shares shall have been issued and delivered to: (i) the Award Holder in the form of certificates, (ii) a brokerage or other account for the benefit of the

As of 5/1/13

Exhibit 10.2

Award Holder either in certificate form or via “DWAC” or similar electronic means, or (iii) a book entry or direct registration account in the name of the Award Holder.

12.    No Right to Continue as a Director. Nothing herein contained shall be construed as an agreement by the Company, expressed or implied, that the Award Holder has a right to continue as a director of the Company for any period of time or at any particular rate of compensation.

13.    Agreement Subject to the Plan. The Deferred Stock Units hereby granted are subject to, and the Company and the Award Holder agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Award Holder's rights under this Agreement without the prior written consent of the Award Holder. In the event that the terms or conditions of this Agreement conflict with the terms or conditions of the Plan, the Plan shall govern.

14.    Execution. This Deferred Stock Unit Award Agreement has been executed and delivered as of the day and year first above written at Chicago, Illinois, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without application of its conflicts of laws and principles.

15.    Miscellaneous. This Agreement, together with the Plan, is the entire agreement of the parties with respect to the Deferred Stock Units granted hereby and may not be amended except in a writing signed by both the Company and the Award Holder or his/her Representative.

As of 5/1/13